Exhibit 10.15
FINANCIAL EXPERT AGREEMENT
     THIS AGREEMENT (the “Agreement”), made this 25th day of January 2007, by and between Southwest Bancorp, Inc., a registered bank holding company (“Southwest”) and David S. Crockett, Jr., a member of the board of directors of Southwest (“Mr. Crockett “).
W I T N E S S E T H
     WHEREAS, Mr. Crockett serves as a member of Southwest’s board of directors and of the Audit Committee of Southwest and its wholly owned subsidiary, Stillwater National Bank and Trust Company (“SNB-Stillwater”).
     WHEREAS, Southwest is required by the Listing Standards of the NASDAQ National Market (the “Listing Standards”) to have at least one “Audit Committee Financial Expert” as defined in that rule, the Securities Exchange Act of 1934, and Securities and Exchange Commission (“SEC”) regulation. .
     WHEREAS, the board of directors has determined that Mr. Crockett meets the definition of Audit Committee Financial Expert.
     WHEREAS, Southwest is required to identify each director who is an Audit Committee Financial Expert in the proxy statements for its annual meetings of shareholders and its annual report to the SEC on Form 10-K.
     WHEREAS, it is the position of the SEC, as stated in Release 34-47235 and embodied in SEC regulation at Item 401(h) of Regulation S-K, that the designation or identification of a person as an Audit Committee Financial Expert should not impose on such person any duties, obligations, or liability that are greater than those imposed on such person as member of the audit committee and the board of directors, and that, it would adversely affect the operation of the audit committee and its vital role in the financial reporting and the public disclosure system and systems of corporate governance, and would be adverse to the interests of investors and to the operation of markets and not in the public interest if courts were to conclude that the designation and public identification of an Audit Committee Financial Expert affected such person’s duties, obligations, or liability as an audit committee member or a board member.
     WHEREAS, consistent with such SEC policy, Southwest’s board of directors has adopted a resolution to the effect that it is Southwest policy that no director shall be subject to additional responsibility or liability by reason of his or her identification or service as an audit committee financial expert.
     WHEREAS, in spite of these SEC and Southwest policies, it is possible that federal or state courts may seek to impose additional liability upon an Audit Committee Financial Expert by reason of his or her identification or service as such, and may allow actions to proceed based upon claims of such additional liability whether or not such claims are eventually found to be baseless.
     WHEREAS, accordingly, Southwest and Mr. Crockett desire to provide a binding and enforceable means of effecting such SEC and Southwest policies in connection with his service and identification as an Audit Committee Financial Expert for Southwest in order to avoid such adverse consequences to Southwest, Southwest’s shareholders, and Mr. Crockett .
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:
1. Identification and Service as Financial Expert.

(a) Mr. Crockett agrees to serve as an Audit Committee Financial Expert for so long as he is a member of the Audit Committee, and consents to the identification of him as an Audit Committee Financial Expert where and in the manner required by applicable law and regulation and the Listing Standards.
(b) Notwithstanding paragraph (a) hereof, Mr. Crockett may terminate his status as an Audit Committee Financial Expert and may resign or decline to stand for reelection as a director or member of the Audit Committee, provided that, if he is the sole Audit Committee Financial Expert, he (i) has provided at least 60 days prior notice thereof, (ii) is unable to perform his duties as an audit committee member due to disability or other cause not within his control, or (iii) has received Southwest’s consent thereto. Failure to provide such notice shall not, however, affect Mr. Crockett ’s indemnification rights under this agreement.
(c) Mr. Crockett shall receive a fee for service as an Audit Committee Financial Expert of $1,000 more than the fee paid to other members of the committee who are not Audit Committee Financial Experts (other than the chairman thereof) for each meeting.
2. Term. The term of this Agreement shall begin on the date first written above and shall extend until the seventh anniversary of the day upon which Mr. Crockett last served as an Audit Committee Financial Expert.
3. Indemnification
(a) Southwest agrees to indemnify and hold harmless Mr. Crockett against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation and reasonable attorneys’ fees and expenses), joint or several, and whether or not he continues to be a director at the time of incurring any such expenses or liabilities, arising out of or based, in whole or in part, upon Mr. Crockett ’s service as an Audit Committee Financial Expert, and shall reimburse Mr. Crockett for any reasonable legal or other expenses as incurred, but in no event less frequently than 30 days after each invoice is submitted, incurred by him in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that Southwest shall not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages, liabilities, and expenses arise out of or are based upon (i) claims that are substantially the same as those made against at least 1/2 of the other members of the Audit Committee excluding the chairman of such committee and any person who has been identified as an Audit Committee Financial Expert in Southwest’s proxy materials; or (ii) willful breach of fiduciary duty by Mr. Crockett involving personal profit.
(b) Southwest shall reimburse Mr. Crockett for any reasonable legal or other expenses as incurred as provided in paragraph (a) of this section 3 notwithstanding the possibility that payments for such expenses might later be held to be improper hereunder or under applicable law. Any legal or other expenses incurred by Mr. Crockett in connection with investigation or defending against or appearing as a third-party witness in connection with any pending or threatened action that seeks damage, liability, or expense from, or is based upon action or inaction by, the Audit Committee, Mr. Crockett , or more than two other members of the Audit Committee shall qualify for reimbursement of such legal or other expenses as incurred; provided that Mr. Crockett hereby agrees to refund any such amounts that are determined by final unappealable order of a court with jurisdiction over the parties not to be subject to reimbursement under this Agreement.
(c) The indemnity provided by this agreement is in addition to any liability Southwest may otherwise have to Mr. Crockett . If the indemnification provided for in this Section 3 is not permitted by applicable law, indemnification hereunder will be made to the maximum extent allowed by such law.
(d) If any action or claim shall be brought or asserted against Mr. Crockett in respect of which indemnity may be sought from Southwest, Mr. Crockett shall promptly notify Southwest in writing, and Southwest shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Mr. Crockett and the payment of all expenses; provided, however, that the failure to so notify Southwest shall not relieve it from any liability which it may have to Mr. Crockett otherwise than under such paragraph (a) or (b) of Section 3 of this

Agreement, and further, shall only relieve it from liability under such sections to the extent it is prejudiced thereby. Mr. Crockett shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Mr. Crockett unless (i) the employment thereof has been specifically authorized by Southwest in writing, (ii) Southwest has failed to assume the defense or to employ counsel reasonably satisfactory to Mr. Crockett , or (iii) the named parties to any such action (including any impleaded parties) include both Mr. Crockett and Southwest and Mr. Crockett shall have been advised by such counsel that there may be one or more legal defenses available to him that are different from or in addition to those available to Southwest (in which case, if Mr. Crockett notifies Southwest in writing that he elects to employ separate counsel at the expense of Southwest, Southwest shall not have the right to assume the defense of such action on behalf of Mr. Crockett ); it being understood, however, that Southwest shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time and such firm shall be designated in writing by Mr. Crockett .
(e) Mr. Crockett , as a condition of such indemnity, shall use reasonable efforts to cooperate with Southwest in the defense of any such action or claim.
(f) Southwest shall not be liable for any settlement of any such action effected without its written consent, but if there be a final judgment for the plaintiff in any such action, Southwest agrees to indemnify and hold harmless Mr. Crockett from and against any loss, claim, damage, liability, or expense by reason of such settlement or judgment.
(g) Southwest shall not, without the prior written consent of Mr. Crockett , settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnity may be sought hereunder (whether or not Mr. Crockett is a party to such claim, action, suit or proceeding), unless such settlement, compromise, or consent includes a release of Mr. Crockett , reasonably satisfactory to him, from all liability arising out of such claim, action, suit, or proceeding or unless Southwest shall confirm in a written agreement of Southwest to Mr. Crockett , that notwithstanding any federal, state, or common law, such settlement, compromise, or consent shall not alter the right of Mr. Crockett to indemnification as provided in this Agreement.
4. Funding of Trust. Upon the earlier of the tenth business day following (i) the filing of any action for which indemnification is called for hereunder or (ii) the failure of Southwest to reimburse amounts as required hereunder, Southwest shall (A) establish a valid trust under the law of the State of Oklahoma and qualifying as a “Rabbi Trust” for federal income tax purposes with an independent trustee that has or may be granted corporate trust powers under Oklahoma law, (B) deposit in such trust the sum of $100,000, and (C) provide the trustee of the trust with a written direction to hold said amount and any investment return thereon in a segregated account, and to pay such amounts as demanded by Mr. Crockett from the trust upon written demand from Mr. Crockett stating the amount of the payment demanded from the trust and the basis for his rights to such payment hereunder. Southwest shall restore the balance therein within two business days following notice from the Trustee of payments therefrom so that that the total amount held in such trust is at least $100,000. Upon the earlier of the final judgement or binding settlement of any and all such claims for which indemnification is then called for hereunder, the trustee of the trust shall pay to Southwest, as applicable, the entire balance remaining in the trust. Payments from the trust to Mr. Crockett shall be considered payments made by Southwest for purposes of this Agreement. Payment of such amounts to Mr. Crockett from the trust, however, shall not relieve Southwest from any obligation to pay amounts in excess of those paid from the trust, or from any obligation to take actions or refrain from taking actions otherwise required by this Agreement. Mr. Crockett ‘s rights under this Agreement shall be those of a general, unsecured creditor, and he shall have no claim against the assets of the trust, and the assets of the trust shall remain subject to the claims of creditors of Southwest.
5. Reimbursement of Mr. Crockett ’s Expenses to Enforce this Agreement. Southwest shall reimburse Mr. Crockett for all out-of-pocket expenses, including, without limitation, reasonable attorney’s fees, incurred by Mr. Crockett in connection with successful enforcement by Mr. Crockett of the obligations of Southwest under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that Southwest take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by Southwest following an initial failure of Southwest to pay such money or take such action promptly after written demand therefor from Mr. Crockett stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.
6. Injunctive Relief. If there is a breach or threatened breach of Sections 3, 4, or 5 of this Agreement, Southwest and Mr. Crockett agree that there is no adequate remedy at law for such breach, and that Mr. Crockett shall be entitled to injunctive relief to enforce the obligations of Southwest under such sections of this Agreement.
7. Successors and Assigns.
(a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Southwest which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets or stock of Southwest. Southwest shall not enter into any agreement to effect any such transaction without obtaining a binding contractual commitment from the acquiror to honor the terms of this agreement.
(b) The rights to indemnification and enforcement of this agreement may be exercised by Mr. Crockett ’s personal representative on behalf of his estate in the event of his death during the term hereof.
8. Notices.
(a) All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given three business days after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows or to such other address provided in writing by the party, except that a change in address will not be deemed given until it is actually received. Notices also may be given by facsimile transmission, hand delivery, or next business day delivery by a nationally recognized delivery service such as FedEx or UPS and, in that event, will be deemed to be given as of the date they are actually received.
If to Southwest or the Bank:
Southwest Bancorp, Inc.
608 S. Main Street
Stillwater, Oklahoma 74076
Attention:       President and Chief Executive Officer
Copy to:        Corporate Secretary
If to Mr. Crockett :
David S. Crockett, Jr.
11609 Valleydale
Dallas, Texas 75230
(b) Southwest will provide copies of any and all notices received by it hereunder to the Southwest board of directors and Audit Committee promptly following receipt.
9. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.
10. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Oklahoma shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance, or otherwise.

11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
12. Headings. Headings contained herein are for convenience of reference only.
13. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Southwest Bancorp, Inc.

By: /s/ Rick Green

Title: President and Chief Executive Officer

David S. Crockett, Jr.

/s/ David S. Crockett, Jr.

David S. Crockett, Jr.